UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2019

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2019, Real Goods Solar, Inc. (the “Company”) entered into a Subscription and Escrow Agent Agreement with Continental Stock Transfer & Trust Company (the “Subscription Agent”), as subscription and escrow agent, in connection with the Company’s planned distribution, at no charge, to each of (i) the holders of the Company’s Class A common stock, and (ii) the holders of warrants exercisable for the Company’s Class A common stock, (collectively the “Rights Holders”) non-transferable subscription rights (“Rights”) to purchase up to, subject to proration and other restrictions, an aggregate of 10 shares of Real Goods Solar, Inc.’s Series 1 Preferred Stock, par value $0.0001 per share, at a subscription price of $10 per share of Series 1 Preferred Stock (the “Rights Offering”). The Company intends to offer up to 2,000,000 shares of Series 1 Preferred Stock in the Rights Offering. The Company expects to conduct the Rights Offering pursuant to its Offering Statement on Form 1-A (File No. 024-11087), which has not yet been qualified by the Securities and Exchange Commission.

The Subscription Agent will process subscriptions, hold in escrow the funds the Company receives from subscribers and will arrange for the issuance of the shares of Series 1 Preferred Stock purchased pursuant to the Rights Offering after completion of the allocation process. Under the Subscription and Escrow Agent Agreement, the Company will pay the Subscription Agent a fee of $20,000 and will reimburse the Subscription Agent for reasonable out-of-pocket expenses.

The Subscription and Escrow Agent Agreement contains customary indemnification and limitation of liability provisions.

A copy of the Subscription and Escrow Agent Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The disclosure regarding the unaudited preliminary results for the Company’s third quarter ended September 30, 2019 and other financial information set forth in Item 7.01 below is incorporated by reference in response to this Item 2.02.

The unaudited preliminary results and other financial information discussed in Item 2.02 and Item 7.01 consists of estimates derived from the Company’s internal books and records and has been prepared by, and are the responsibility of, the Company’s management. The preliminary financial data are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fourth quarter ended December 31, 2018 are finalized. Therefore, actual results may differ materially from these preliminary cash projections and financial data and all of these preliminary cash projections and financial data are subject to change.

The information in this Item 2.02 is being furnished by the Company pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 7.01. Regulation FD Disclosure.

The Company plans to present the attached presentation related to the Company’s business in connection with meetings with potential investors in the Rights Offering. A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company has posted a copy of the presentation in the investor relations section of its website.

The Offering Statement on Form 1-A/A-2 (File No. 024-11087) filed November 7, 2019 in connection with the Rights Offering contained the following disclosures:

Preliminary Third Quarter of 2019 Results and Business Update

The following unaudited preliminary results for the Company’s third quarter ended September 30, 2019 are subject to the completion of the Company’s quarterly closing and review procedures, and have not been audited or reviewed by the Company’s independent registered accounting firm, and therefore is subject to change.

(000's omitted and unaudited)	Preliminary Sept. 30, 2019	Last Quarter Reported June 30, 2019	Year Ago Quarter Reported Sept. 30, 2018
Selected Balance Sheet Items:
Cash	$799	$1,696	$8,593
Convertible Debt	-	-	218
Shareholder's Equity	4,539	3,590	6,639
Selected Income Statement Items:
Revenue for Quarter	$2,225	$2,294	$3,885
Operating Loss	(2,611)	(3,352)	(3,038)
Non-Operating Income (Expense)	800	(1,724)	(15,227)
Net Loss	(1,811)	(5,076)	(18,294)
Other Items:
Working Capital	$410	$2,579	$5,181
Backlog:
POWERHOUSE™ Division	7,731	7,698	-
Solar Division (excluding exited mainland residential business)	14,480	10,965	6,477
Debt-to-Equity Ratio	0%	0%	3%

Non-operating income (expense) is primarily non-cash expenses that include changes in the fair value of derivative liabilities, losses on the extinguishment of debt, and the amortization of debt discount and deferred loan costs associated with the conversion of debt to equity.

Backlog represents the dollar amount of revenue that may be recognized in the future from signed contracts without taking into account possible future cancellations. Backlog is not a measure defined by generally accepted accounting principles and is not a measure of contract profitability. The backlog amounts disclosed are net of cancellations received and include anticipated revenues associated with (i) the original contract amounts, and (ii) change orders for which written confirmations have been received. Backlog may not be indicative of future operating results. The backlog amounts for the Company’s Solar Division excludes backlog of the Company’s mainland residential business, which the Board of Directors determined to exit on March 29, 2019, as previously disclosed.

POWERHOUSE™ Revenue and Cash Outflows

For the quarter ended September 30, 2019, the Company had minimal revenue from POWERHOUSE™ of $0.2 million and accordingly the Company incurred cash outflows from operations of $8.5 million.

Consolidated Debt and Liabilities

As of November 6, 2019, the Company had consolidated debt of $0 and liabilities of approximately $6.6 million consisting of trade payables and accrued liabilities.

Supply Chain and Tariffs on Chinese Imports

The Company engages third-party manufacturers to manufacture components of the in-roof POWERHOUSE™ solar shingle. The major components of the POWERHOUSE™ solar shingle consist of the solar laminate, connectors, wire harnesses, base assembly and integrated flashing system. The solar laminate, connectors and wire harnesses are produced by a manufacturer located in China and shipped to the Company’s U.S. based manufacturer of the baseplate for assembly into a solar shingle. The solar shingle is then shipped to the Company’s third-party logistics provider to warehouse and distribute kitted systems to customers.

The tariffs on solar cells and photovoltaic modules from China imposed by the Office of the President of the United States have increased the Company’s cost of goods sold by 26%.

The information under this Item 7.01 and the presentation attached hereto as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the presentation attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

The Company has set the record date as November 27, 2019 for Rights Holders of record as of such date to receive Rights under the Rights Offering.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Subscription and Escrow Agent Agreement, dated November 6, 2019, by and between Real Goods Solar, Inc. and Continental Stock Transfer and Trust Company.

99.1	Corporate Presentation, dated November 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer, Chief Administrative Officer Principal Accounting Officer and Treasurer

Date: November 7, 2019